CONSTRUCTION LOAN AGREEMENT
THIS CONSTRUCTION LOAN AGREEMENT (this "Agreement") is made effective as of April 28, 2017, between SOUTHSIDE BANK, a Texas state bank ("Lender") and LANTANA PLACE, L.L.C., a Texas limited liability company ("Borrower").
RECITALS
A.    Borrower is the owner and developer of a planned mixed use retail center called “Lantana Place” on approximately 35 acres of land located at the intersection of Southwest Parkway and William Cannon Drive West in Austin, Travis County, Texas (the “Land”, as more particularly described in the Deed of Trust) and that will include, without limitation (i) approximately 99,663 square feet of class A rentable space, including a movie theater and eatery (the “Theater”) and six other buildings on the Land, (ii) a national franchise hotel (the “Hotel”) to be constructed on the Land and that will be ground leased to the hotel franchisee/developer (the Land and the improvements are referred to collectively as the "Project"), as depicted on the site plan attached hereto as Exhibit "A".
B.    Borrower has applied to Lender for a loan not to exceed the principal amount of $26,310,482.00 to finance a portion of the cost of the construction of the budgeted improvements to the Land (the “Improvements”), secured by, among other things, a first lien on the Project (the "Loan").
C.    Lender is willing to make the Loan to Borrower subject to the terms and conditions stated in this Agreement and in the other Security Documents (as hereinafter defined).
AGREEMENTS
NOW, THEREFORE, for and in consideration of Lender's agreement to make the Loan to Borrower and the mutual covenants contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by the parties hereto, Borrower and Lender hereby agree as follows:
1.Commitment of Lender. Upon the terms and subject to the conditions and limitations set forth in this Agreement, and provided that no Event of Default (as hereinafter defined) has occurred, Lender will make advances to Borrower from time to time in accordance with the terms of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the Note (as hereinafter defined) or in any of the other Security Documents (as hereinafter defined), Lender's commitment shall not exceed the lesser of (a) the stated principal amount of the Note, (b) sixty-five percent (65%) of the sum of the cost of the Land plus the budgeted cost of the Improvements per the cost schedule approved by Lender, or (c) sixty-five percent (65%) of the “as is” value or “as stabilized” value of the Land and Improvements according to the appraisal approved by Lender. The Loan is not a revolving line of credit, and any principal advanced and paid may not be re-borrowed.

2.    Security Documents. Borrower agrees to execute or cause to be executed contemporaneously herewith (or prior to the first advance under the Note) each of the following documents:
(a)    Promissory Note (the "Note") payable to Lender in the principal face amount of $26,310,482.00;
(b)    Deed of Trust and Security Agreement (the "Deed of Trust") covering the Land, condominium units and common elements, the Improvements, and the personal property and other assets therein described;
(c)    Guaranty Agreement duly executed by Stratus Properties Inc., a Delaware corporation (“Stratus”) as guarantor;
(d)    Assignment of Rights to Plans and Specifications;
(e)    Assignment of Rights under Construction Contract;
(f)    Assignment of Rights under Architect's Contract;
(g)    Disclaimer Regarding Inspection of Collateral;
(h)    Closing Certificate (the “Closing Certificate”);
(i)    UCC-1 “All Assets” Financing Statement;
(j)    Notice of Final Agreement; and
(k)    Such other documents, certificates, affidavits, loan applications and agreements that Lender may reasonably require prior to advancing proceeds of the Loan.
This Agreement and all of the foregoing and such other agreements, documents and instruments now or hereafter evidencing, governing, securing or guaranteeing any portion of the indebtedness evidenced by the Note or the performance and discharge of the obligations related hereto or thereto, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements, extensions and supplements hereof or thereof, are collectively referred to herein as the "Security Documents".
3.    Conditions to Closing. The obligation of the Lender to close the Loan (“Loan Closing”) shall be subject to the prior or simultaneous occurrence or satisfaction of each of the following conditions:
(a)    Borrower shall have executed (or caused to be executed) and delivered to Lender each of the Security Documents (other than Assignment of Rights under Construction Contract), and all other requirements of Lender shall have been satisfied;

(b)    Borrower shall have acquired fee simple title to the Land and provided evidence of the same to Lender, using funds from sources other than Loan proceeds, and as part of Borrower's Equity (hereinafter defined) in the Project, prior to closing of the Loan, and Borrower shall have provided to Lender a true copy of Borrower’s settlement statement signed at closing of Borrower’s purchase of the Land;
(c)    Borrower shall provide Lender with evidence that all necessary action on the part of Borrower and Stratus has been taken with respect to the execution and delivery of this Agreement, the Security Documents and the consummation of the transactions contemplated hereby and thereby, so that this Agreement and all of the other Security Documents shall be valid and binding upon Borrower and each other person or entity executing and delivering any of the Security Documents. Such evidence shall include certified organizational documents, certified resolutions, certificates of incumbency and Certificates of Existence and Good Standing for the Borrower, Stratus and each such other entity as applicable;
(d)    Lender shall have obtained, at Borrower's expense, (i) an appraisal of the Land and Improvements by an appraiser acceptable to Lender, and Lender shall have completed a review of such appraisal and approved it, and (ii) an environmental site assessment of the Land prepared by consultants and with results acceptable to Lender;
(e)    Lender shall have received, at Borrower's expense, the unconditional commitment from a title insurance company acceptable to Lender for the issuance of a loan policy of title insurance in the full amount of the Loan, insuring the lien of the Deed of Trust as a first and prior lien upon the Land, and containing no exceptions except for those approved by Lender, in its reasonable discretion;
(f)    Borrower shall have furnished Lender with (i) a final subdivision plat of the Land approved by the City of Austin and duly filed in the appropriate official plat records in the office of the Travis County Clerk, (ii) a current survey of the Land, prepared by a registered professional land surveyor or a licensed engineer, containing a metes and bounds perimeter description of the Land, showing the location of all easements and all other matters of record, certifying that no improvements encroach upon any easements or other encumbrances affecting the Land, certified to Lender, and otherwise in a form approved by Lender, (iii) evidence that no portion of the Land lies in, and that the Improvements will not be constructed in, a flood hazard area, (iv) evidence that the Land has been properly zoned for the Project, and (v) evidence that all utilities are available to service the Project (other than utility facilities that are to be constructed as part of the Project in accordance with the Budget);
(g)    Borrower shall have furnished to Lender customer identification information, verification and such other information and supporting documentation regarding Borrower, Stratus and each person with authority or control with respect to Borrower, as Lender shall reasonably require for purposes of complying with the provisions of the Bank Secrecy Act (31 U.S.C. 5311 et. seq.), as amended by the USA PATRIOT Act (Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act

of 2001, Pub. L. 107-56), and Lender's policies and procedures implemented in accordance therewith;
(h)    Borrower shall have furnished Lender with a geotechnical survey or report of the Land, which survey or report shall have been performed and prepared by consultants acceptable to Lender and shall be acceptable to Lender in all respects;
(i)    Borrower shall have furnished Lender with evidence that the following insurance policy is in force: commercial general liability insurance, in form and amounts, and issued by an insurer reasonably satisfactory to Lender, and naming the Lender as an additional insured;
(j)    Lender shall have reviewed and approved in advance the Borrower's settlement statement for the Loan prepared by Heritage Title Company of Austin, Inc. (Gregg Krumme and Amy Love Fisher, Senior Vice President), as the closing agent for the Loan;
(k)    Lender shall have received an opinion letter from Borrower’s legal counsel, Armbrust & Brown, PLLC, in form and substance satisfactory to Lender;
(l)    Borrower shall have established with Lender a demand deposit account through which payments for costs of construction of the Improvements shall be made (the “Construction Account”); and
(m)    Lender shall have received and approved a signed lease agreement for the Theater, together with a signed attornment subordination, non-disturbance and attornment agreement in form and substance satisfactory to Lender.
4.    Conditions to All Advances. The obligation of the Lender to make the first advance of proceeds of the Loan, and each successive advance hereunder, shall be subject to the prior or simultaneous occurrence or satisfaction of each of the following conditions:
(a)    All of the conditions to the Loan Closing set forth in Section 3 hereof shall have been and continue to be satisfied;
(b)     Borrower shall have established with Lender a demand deposit account for Borrower’s business operations (the “Operating Account”);
(c)    Each of the statements set forth in the Closing Certificate shall be and remain true and correct in all material respects;
(d)    Borrower shall have furnished to Lender evidence that Borrower has paid and contributed, out of funds from sources other than the Loan proceeds, Project costs (including only the cost of items included in the Budget, but excluding the cost of the Land) equal to or greater than $6,425,463.00 ("Borrower's Equity");
(e)    Borrower shall have entered into a construction contract with a general contractor reasonably satisfactory to Lender for the work that is subject to the advance request. Lender shall have received and approved true and correct copies of Borrower's construction contract with Borrower's general contractor regarding construction of the Improvements (which approval will not be unreasonably withheld), and Borrower shall have delivered to Lender (i) a full and complete set of the preliminary and final plans and specifications for the Project (the "Plans and Specifications"); and (ii) Lender shall have received from Borrower evidence that all necessary approvals to start construction from governmental authorities have been obtained and that a building permit for the Improvements has been issued by the City of Austin; and (iii) Lender shall have received from Borrower evidence of all required approvals of the Plans and Specifications;
(f)    Borrower shall have provided Lender with evidence that the following insurance policies and coverages are in force: (i) builder's risk "all risk" insurance, in an amount not less than one hundred percent (100%) of the full replacement costs, including the cost of debris removal, without deduction for depreciation and sufficient to prevent Borrower or Lender from becoming a co‑insurer (until Completion of the Improvements), (ii) contractor's general liability insurance and/or Borrower's commercial general liability insurance with such minimum coverage requirements (on an aggregate and a per occurrence basis) as may be reasonably required by Lender (until Completion of the Improvements), (iii) worker's compensation insurance (or any statutorily approved alternative acceptable to Lender) (until Completion of the Improvements), and (iv) upon Completion of the Improvements (as such terms are defined in Section 5(c) hereof), "all risk" casualty insurance (including fire and extended coverage). Each insurance policy required hereunder shall be in form and amounts, and issued by insurers reasonably satisfactory to Lender, shall provide for thirty (30) days' prior written notice of cancellation to Lender, and shall each name Lender as additional insured, additional loss payee and with mortgagee clauses in favor of Lender, as applicable. Each insurance policy required hereunder may be referred to as an "Insurance Policy" and collectively, the "Insurance Policies";
(g)    Lender shall have received from Borrower a cover letter, signed by Borrower requesting the advance, together with a draw request on an AIA form or such form as may be acceptable to Lender, completed to Lender's reasonable satisfaction, signed by Project architect and the general contractor for the Project, together with, if required by Lender, the certification by and satisfactory report from the Inspecting Person (as hereinafter defined);
(h)    Lender shall have received such other instruments and documents including, but not limited to, an affidavit of payment executed by Borrower and lien waivers, invoices and other documents supporting each advance from such contractors and suppliers, and in such form and content and containing such certifications, approvals and other information as the Lender may reasonably require to confirm payment for labor and materials supplied (except for any applicable retainage) attributable to the last advance under the Loan and lien-free status of the Project. Lender acknowledges and agrees that lien waivers will be on forms promulgated under the Texas Property Code and that unconditional partial lien waivers will be provided to Lender in arrears. Accordingly, with regard to the first construction advance, Borrower will only provide conditional partial lien waivers from the general contractor and the applicable subcontractors and that with the application for payment for the next advance and each subsequent advance, Borrower will provide Lender with unconditional partial lien waivers from the general contractor and applicable subcontractors for work funded with the immediately prior Loan advance. Each lien waiver will be subject to applicable retainage;
(i)    Lender shall have received and approved a signed lease agreement for the Hotel, together with a signed subordination, non-disturbance and attornment agreement (both of which shall be in form and substance satisfactory to Lender); and Lender shall have received satisfactory evidence that both the Hotel lease and the Theater lease remain in effect and unmodified, except for any amendments approved by Lender; and
(j)    All of the work usually complete at the stage of construction attained when the advance is requested shall have been done in good and workmanlike manner and all materials, supplies, chattels and fixtures usually furnished and/or installed at such stage of construction shall have been furnished and/or installed;
(k)    At Lender's option, Lender shall have received, at Borrower's sole cost and expense, a "down date endorsement" to the Lender's mortgagee policy of title insurance in form and containing no exceptions other than those acceptable to Lender in Lender's reasonable discretion;
(l)    There shall currently exist no Event of Default or any condition under any of the Security Documents, which, with the giving of notice or passing of time, or both, would constitute an Event of Default;
(m)    Borrower shall have made any Borrower's Deposit required hereunder; and
(n)    Lender shall have received and approved signed estoppel certificates from Lantana Commercial Community, Inc. and Stratus Properties Operating Co., L.P., which shall include an express subordination of any liens for assessments, fees or other charges to the liens and security interests created by the Deed of Trust.
The foregoing notwithstanding, with regard to each application for any advance under the Loan that does not include an advance for construction costs (such as any advances solely for any broker commissions or any tenant finish allowances that are included in the Budget), Borrower will not be required to submit items contemplated by subsections (g) and (h) above.
5.    Limits on Advances; Construction Account.
(a)    Notwithstanding anything contained herein to the contrary, Lender shall have no obligation to make construction advances hereunder (a) more frequently than once each month, (b) in amounts which exceed ninety percent (90%) of the cost to Borrower of construction of the Improvements during the period since the last advance made hereunder (except for the final payment of Borrower’s general contractor under the applicable construction contract), (c) other than in accordance with Lender's then current, reasonable draw procedures, and (d) sooner than five (5) business days following Borrower's request for the advance (Lender agreeing to make advances within five (5) business days after receipt of a proper and complete draw request from Borrower, including all required supporting documentation). All advances shall be deposited into the Construction Account, and Borrower agrees to pay all expenses associated with the Project for which Loan proceeds are available hereunder by checks written on such Construction Account. Provided, Lender may, at its sole discretion during the continuance of an Event of Default, issue all checks jointly payable to Borrower and Borrower's contractors, subcontractors or suppliers. In the event the Budget includes interest due and payable under the Note during the interest only period, such sums shall be advanced from time to time upon the written request of Borrower; provided, however, that Borrower hereby irrevocably authorizes and directs Lender to advance any available funds hereunder for the payment of accrued interest under the Note which is due and payable at any time. Borrower agrees that all amounts advanced by Lender under the Loan for the payment of accrued interest shall be deemed an advance under the Note to the same extent as if such funds were made available to Borrower. Absent the satisfaction of the conditions precedent to advances contained herein, Lender shall have no obligation to make such advances for interest payments hereunder, and Lender's commitment under this Agreement is at all times subject to the limitations and conditions contained in the Security Documents. Borrower acknowledges that, in the event funds available from advances under the Loan are not sufficient to fully pay accrued but unpaid interest on the Note, Borrower shall remain liable for and shall in fact pay such amounts with other funds of Borrower.
(b)    Further, Lender shall have no obligation to make construction advances hereunder in an amount that in the aggregate exceeds the value of work then completed. Lender may, at its sole discretion during the continuance of an Event of Default, issue all checks jointly payable to Borrower and Borrower's suppliers, contractors or subcontractors.
(c)    The final construction advance, including, but not limited to, all related retainage, shall not be made until: (i) at least thirty (30) days shall have elapsed from the later of (A) the date of completion of the Improvements, as specified in Texas Property Code §53.106, if the affidavit of completion provided for in this Agreement is filed within ten (10) days after such date of completion as such completion has been certified by the Inspecting Person, or (B) the date of filing of such affidavit of completion if such affidavit of completion is filed ten (10) days or more after the date of the completion of the Improvements as specified in Texas Property Code §53.106; (ii) Borrower has provided Lender with evidence reasonably satisfactory to Lender that no mechanic's or materialmen's liens or other encumbrances have been filed against the Project; (iii) Borrower has provided Lender with final conditional lien releases and conditional lien waivers executed and delivered by the general contractor and all subcontractors, materialmen and other parties who have supplied not less than $5,000.00 worth of labor, materials or services for the construction of the Project, or who otherwise might be entitled to claim a contractual, statutory or constitutional lien against the Project in an amount not less than $5,000.00, all in the applicable form promulgated under the Texas Property Code, and (iv) Borrower has provided Lender with evidence reasonably satisfactory to Lender of the satisfaction of all other statutory conditions to the release of the related retainage. The term "Completion" shall mean satisfaction of the following items: (i) Borrower shall have delivered or caused to be delivered to Lender a written certification in the form of AIA Document G704, executed by the general contractor, the Architect, and the Borrower, certifying that the applicable portion of the Improvements are completed and the date of such completion; and (ii) Borrower shall have delivered a "final completion certificate" or equivalent from the City of Austin, Texas, evidencing completion of the applicable portion of the Improvements and approval thereof by the City of Austin. Lender acknowledges that certificates of occupancy will only be issued by the City of Austin as tenants complete finish improvements for their respective premises in the Improvements. Notwithstanding the foregoing, Lender may make construction advances for soft costs in accordance with the terms of Section 4 above before the final construction advance for the Improvements. The term "Completion Achievement Date" shall mean the date that Borrower satisfies Completion in accordance with the terms and conditions of the Loan Documents.
6.    Budget; Plans and Specifications. Borrower agrees that any advance hereunder shall be for the payment of costs, labor, materials and services supplied for the construction of the Improvements and for the payment of other costs and expenses incident to the Loan or the construction of the Improvements as specified in the budget attached hereto as Exhibit "B" (the "Budget"). During the continuance of an Event of Default or upon the written request of Borrower, Lender shall have the right, from time to time, to make advances that are allocated solely to any of the designated items in the Budget for such other purposes or in such different proportions as Lender may, in its sole discretion, deem necessary or advisable. Borrower may not re-allocate items of costs or make changes in the Budget without the prior written consent of Lender, which consent shall not be unreasonably withheld; provided, however, that if the actual advances made with respect to any line item in the Budget are less the amount of such line item specified in the Budget, Borrower may, at Borrower’s discretion, reallocate such savings to any other line items in the Budget for which the actual costs exceed the amount of such line item specified in the Budget, and Lender shall disburse advance proceeds in accordance with such reallocation. The Plans and Specifications shall not be modified without the prior written consent of Lender, except that consent by Lender shall not be required for modifications which do not exceed $100,000.00, individually, and $500,000.00 in the aggregate and do not change, in any material respect, the nature or scope of the work to be completed.
7.    Inspecting Person. An architect or other person (the "Inspecting Person") approved by Lender shall inspect the Improvements for the benefit of Lender at such times as Lender desires. Borrower will pay the reasonable fees and expenses and cooperate with the Inspecting Person and will cause Borrower's employees, agents and subcontractors to cooperate with the Inspecting Person; provided, however, Borrower shall be required to reimburse Lender for the cost of no more than one inspection a month. Upon request, Borrower will furnish the Inspecting Person whatever information and documentation the Inspecting Person may consider necessary or useful in connection with the performance of his duties aforesaid, including, without limiting the generality of the foregoing, working details, Plans and Specifications and details thereof, samples of materials, licenses, permits, required certificates of public authorities, applicable zoning ordinances, building codes and copies of the contracts between Borrower and Borrower's contractors and suppliers.

8.    Borrower's Deposit. Subject to the reallocation provisions in Section 6 hereof, Borrower hereby covenants and agrees with Lender that if from time to time Lender reasonably determines that the unadvanced portion of the Loan will be insufficient for payment in full of (a) costs of labor, materials, and services required for the construction of the Improvements, (b) other costs and expenses specified herein or in the Budget (subject to Borrower’s right to reallocate savings in accordance with Section 6 hereof), or (c) other costs and expenses required to be paid in connection with the construction of the Improvements in accordance with the Plans and Specifications or any governmental requirements, then Borrower shall, on request of Lender, immediately make a "Borrower's Deposit" (herein so called) with Lender in an amount equal to the deficiency. Lender will advance all or any portion of the Borrower's Deposit prior to any portion of the Loan proceeds. Borrower shall promptly notify Lender in writing if and when the cost of the construction of the Improvements exceeds, or appears likely to exceed, the amount of the unadvanced portion of the Loan, plus the unadvanced portion of the Borrower's equity contribution, plus the unadvanced portion of any then existing Borrower's Deposit. Borrower's Deposit is hereby pledged as additional collateral for the Loan, and Borrower hereby grants and conveys to Lender a security interest in all funds so deposited with Lender. Upon an Event of Default, Lender may, but shall not be obligated to, apply all or any portion of the Borrower's Deposit against the interest due or the outstanding principal balance under the Note or amounts due under any of the other Security Documents.
9.    Financial Reporting. Borrower hereby covenants and agrees to timely deliver to Lender the financial statements, reports and information described on Schedule 1 attached hereto and made a part hereof for all purposes. All of such financial statements and reports shall be prepared in accordance with accurate accounting principles and procedures, applied on a consistent basis in a manner, and in form and substance reasonably satisfactory to Lender, and shall in all respects present a true, correct, complete and fair representation of the financial position of Borrower and shall be prepared and certified as to accuracy by a representative of Borrower reasonably acceptable to Lender. Lender is hereby authorized to disclose to any assignee or participant (or proposed assignee or participant) any financial or other information in its knowledge or possession regarding Borrower, the Project or the Loan.
10.    Commitment Fee. In consideration of Lender's origination of the Loan to the Borrower contemplated hereby and of the commitment of the Lender to make the proceeds of the Loan available to the Borrower, Borrower agrees to pay to Lender, prior to or simultaneously with the execution of this Agreement, $131,552.41 as a commitment fee.
11.    Debt Service Coverage Ratio.
(a)Debt Service Coverage Ratio-Covenant. Commencing on December 31, 2019, Borrower shall at all times thereafter maintain a Debt Service Coverage Ratio greater than or equal to the Debt Service Coverage Ratio (Minimum).
(b)    DSC Compliance Certificate. Commencing on December 31, 2019, as described in Schedule 1 hereof, Borrower shall deliver to Lender annual DSC Compliance Certificates within forty-five (45) days after each calendar quarter, evidencing calculation of the Debt Service Coverage Ratio for the applicable DSC Period, and such written evidence, documents and backup information to support the calculations for each such DSC Period, certified to by an appropriate senior representative of Borrower to be true and correct in all material respects. Lender shall be entitled to request and require such additional or other backup documentation, including but not limited to certified financial information, as may be required by Lender in order to satisfy itself as to the correct calculation of such Debt Service Coverage Ratio;
(c)    Events of Default. In addition to those Events of Default as defined in any of the Security Documents, the following events shall also constitute Events of Default under the Security Documents:
(i)    DSC Compliance Certificate. If Borrower refuses or neglects to deliver to Lender the DSC Compliance Certificate in accordance with the terms and conditions of this Agreement and such failure is not cured within thirty (30) days after Borrower’s receipt of written notice thereof from Lender; or
(ii)    Covenant. If Borrower fails to maintain the Debt Service Coverage Ratio (Minimum) for any DSC Period as described and required herein and such failure is not cured within thirty (30) days after Borrower’s receipt of written notice thereof from Lender; provided, Borrower may cure any failure to maintain the required Debt Service Coverage Ratio (Minimum) for any DSC Period by (x) prepaying the Loan to reduce the outstanding principal balance of the Loan to an amount that, when re-amortized, will result in a compliant Debt Service Coverage Ratio (Minimum), as calculated and reasonably determined by Lender (the "Required Prepayment Amount"), or (y) make a cash deposit with Lender in an amount equal to the Required Prepayment Amount, and execute such documents as Lender may require in order to pledge the cash deposit to secure payment of the Loan until the required Debt Service Coverage Ratio (Minimum) is achieved with respect to a subsequent DSC Period, at which time the Required Prepayment Amount shall be released to the Borrower if no Event of Default then exists.
(d)    Definitions. The following terms which relate to the provisions contained in the Security Documents which relate to a Debt Service Coverage Ratio are as follows:
DSC Period: The initial DSC Period shall be the six month period ending on December 31, 2019; the second DSC Period shall be the nine month period ending on March 31, 2020; and thereafter the DSC Period shall be each trailing twelve (12) consecutive calendar month period ending on June 30, September 30, December 31, and March 31, respectively, of each calendar year.
DSC Compliance Certificate: A certificate to be furnished to Lender, in the form as may be reasonably approved by Lender from time to time, certified by the appropriate officer of Borrower pursuant to the applicable provisions of this Agreement, certifying that as of the date thereof, the calculation of Debt Service Coverage Ratio for the applicable DSC Period, together with such documentation as may be reasonably requested by Lender to substantiate such calculation.

Debt Service Coverage Ratio: The ratio of Net Operating Income for a DSC Period divided by Debt Service Requirements with respect to such same DSC Period.
Debt Service Coverage Ratio (Minimum): 1.35 to 1.00.
Debt Service Requirements: With respect to any DSC Period, the principal and interest payable under the Loan for such DSC Period based on a 30-year amortization and the greater of (i) the interest rate in effect at the time of measurement, or (ii) the 10 year US Treasury rate in effect at the time of measurement, plus 2.75% per annum.
Gross Income: The annualized sum of (i) the rentals, revenues and other cash forms of consideration from Qualified Leases including, without duplication, Tenant Reimbursements, received by, or paid to or for the account of or for the benefit of Borrower resulting from or attributable to the operation, leasing and occupancy of the Improvements, determined on a cash basis (except as specified herein), during the applicable DSC Period and (ii) the rentals, revenues and other cash forms of consideration, including, without duplication, Tenant Reimbursements, from any Qualified Lease that, on the date of determination, is then in a rent abatement or free rent period, to the extent the tenant is in occupancy and such rent and expense recoveries would have been paid under such Qualified Lease during the applicable DSC Period, if such rent abatement or free rent period were not then in effect during such applicable DSC Period (any such amount shall be annualized if such DSC Period is less than the full trailing twelve (12) consecutive calendar month period). Notwithstanding anything included within the above definition of Gross Income, there shall be excluded from Gross Income the following: (i) any security or other deposits of lessees and tenants, unless and until the same actually are either applied to actual rentals owed or other charges or fees; (ii) any security and other type deposits and advance rentals relating to the Improvements which have not been forfeited or other non-recurring income; (iii) the proceeds of any financing or refinancing with respect to all or any part of the Improvements; (iv) the proceeds of any sale or other capital transaction of all or any portion of the Improvements; (v) any insurance or condemnation proceeds paid with respect to the Improvements, except for rental loss or business interruption insurance and (vi) any insurance and condemnation proceeds applied in reduction of the principal of the Note in accordance with the terms of the Mortgage or the other Security Documents; provided, however, nothing set forth herein shall in any manner imply Lender's consent to a sale, refinancing or other capital transaction.
Net Operating Income: For each applicable DSC Period, Gross Income, annualized, less Operating Expenses, determined on a cash basis of accounting except as otherwise provided herein.
Operating Expenses: Collectively, the aggregate of those amounts actually incurred and paid with respect to the ownership, operation, management, leasing and occupancy of the Improvements, determined on a cash basis, except as otherwise specified herein, with respect to the Project for the immediately preceding DSC Period including, but not limited to, any and all of the following (but without duplication of any item): (i) real property taxes calculated on an accrual basis (and not on the cash basis) of accounting for the DSC Period; such accrual accounting for real property taxes shall be based upon taxes actually assessed for the current calendar year, or if such assessment for the current calendar year has not been made, then until such assessment has been made (and with any retroactive adjustments for prior calendar months as may ultimately be needed when the actual assessments has been made) real property taxes for the DSC Period shall be estimated based on the last such assessment for the Project; (ii) foreign, U.S., state and local sales, use or other taxes, except for taxes measured by net income; (iii) special assessments or similar charges against the Project; (iv) costs of utilities, air conditioning and heating for the Project to the extent not directly paid by lessees or tenants; (v) maintenance and repair costs for the Project; (vi) a capital expenditure reserve in the amount of $830 per month; (vii) management fees; provided, however, the amount of such management fees which may be charged hereunder shall not be less than the sum of three percent (3.00%) of the Gross Income for each applicable calendar month; (viii) all salaries, wages and other benefits to "on-site" employees of Borrower or Borrower's property manager (excluding all salaries, wages and other benefits of officers and supervisory personnel, and other general overhead expenses of Borrower and Borrower's property manager) employed in connection with the leasing, maintenance and management of the Project which are specifically not included within the management fee outlined in subparagraph (vii) above; (ix) insurance premiums calculated on an accrual basis (and not on the cash basis) of accounting for the DSC Period; such accrual accounting for insurance premiums shall be based upon the insurance premiums for the Project which was last billed to Borrower, adjusted to an annualized premium if necessary; (x) an amortized and prorated allocation of costs, including leasing commissions, advertising and promotion costs, to obtain new leases or to extend or renew existing leases, and the costs of work performed and materials provided to ready tenant space in the Improvements for new or renewal occupancy under leases, excluding capital expenses and replacements; (xi) outside accounting and audit fees and costs and administrative expenses in connection with the direct operation and management of the Project; (xii) any payments, and any related interest thereon, to lessees or tenants of the Project with respect to security deposits or other deposits required to be paid to tenants but only to the extent any such security deposits and related interest thereon have been previously included in Gross Income and (xiii) to the extent not otherwise included in items (i) through (xii) above, amounts reimbursable as Tenant Reimbursements. Notwithstanding anything to the contrary as being included in the definition of Operating Expenses, there shall be excluded from Operating Expenses the following: (i) depreciation and any other non-cash deduction allowed to Borrower for income tax purposes and (ii) any and all principal, interest or other costs paid under or with respect to the Note or Loan.
Qualified Lease: A written lease agreement respecting all or any part of the Improvements that includes an attornment provision that is reasonably satisfactory to Lender, and that (i) covers less than five percent 5% of the rentable square feet of the Improvements; is made by Borrower, as landlord, in the ordinary course of business to an unaffiliated third party tenant; and that reflects fair market terms; or (ii) covers more than five percent 5% of the rentable square feet of the Improvements; is made by Borrower, as landlord; and is approved in writing by Lender (which approval shall not be unreasonably withheld).

Tenant Reimbursements: All amounts paid by tenants under any Qualified Lease as reimbursements for operating expenses billed separately from the gross rent payable under such Qualified Leases, such as by way of example but not limitation, taxes, insurance and common area maintenance charges, but excluding capital expenses and construction or tenant finish expenses incurred by Borrower which are amortized and reimbursed by the tenant as part of the base or minimum rent payable under a Qualified Lease during the term of the Qualified Lease.
12.    Event of Default. The occurrence of any of the following shall constitute an event of default hereunder (an "Event of Default"):
(a)    Borrower shall fail to pay when due any installment of principal or interest or any other monetary obligation arising under the Note or any of the other Security Documents, and such failure continues for more than ten (10) days after written notice thereof, provided, however, that the obligation of Lender to provide notice and allow ten (10) days for cure under this subsection 12(a), shall terminate if Borrower shall fail to pay when due any installment of principal or interest due under the Note more than two (2) times in any twelve (12) month period;
(b)    Any representation or warranty made in any of the Security Documents or in any certificate, report, notice or financial statement furnished at any time in connection with the Note shall be false, misleading or erroneous in any material respect when made;
(c)    Borrower shall fail to perform, observe or comply with any non-monetary covenant, agreement or term contained in the Note or any of the other Security Documents and such failure continues for thirty (30) days after written notice thereof provided, however, Borrower shall have the right to attempt to cure said default for up to an additional sixty (60) days if, at all times, Borrower is diligently prosecuting a cure of said default;
(d)    Borrower or Stratus shall commence a voluntary proceeding seeking liquidation, reorganization or other relief with respect to its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or a substantial part of their property or shall consent to any such relief or to the appointment of or taking possession by any such official in such a proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any action to authorize any of the foregoing;
(e)    Any involuntary proceeding shall be commenced against Borrower or Stratus seeking liquidation, reorganization or other relief with respect to its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of one hundred twenty (120) days;

(f)    If any one or more of the Security Documents shall be terminated, revoked, or otherwise rendered void or unenforceable, in any case, without Lender's prior written consent;
(g)    If Borrower or Stratus shall allow the levy against all or any part of the Project of any execution, attachment, sequestration or other writ which is not vacated within sixty (60) days after the levy;
(h)    The sale, encumbrance or other unauthorized transfer of all or any portion of the Project without Lender's prior written consent, except for sales of one or more of the out-parcel pad sites as expressly permitted in Section 11.7 of the Deed of Trust;
(i)    If Borrower fails to timely comply with any material requirements of any governmental authority within sixty (60) days after Borrower shall have received written notice thereof, and the failure to so comply could reasonably be expected to have a material adverse effect on the Project;
(j)    The rendering of one or more judgments or decrees for the payment of money in an amount in excess of $50,000.00, against Borrower or Stratus, and such judgment or decree has not been paid, vacated, bonded or stayed by appeal or otherwise, for a period of sixty (60) consecutive days after the date of entry;
(k)    A lawsuit or other proceeding shall be filed against Borrower or Stratus, and such lawsuit or proceeding shall not be dismissed within one hundred twenty (120) days of such filing, and Lender reasonably determines, in its sole discretion, that the lawsuit or proceeding, the cost of defense and the allegations contained therein shall materially impair the ability of Borrower or Stratus to pay or perform their respective obligations under the Note and the Security Documents;
(l)    Borrower shall default beyond any applicable grace or cure period in the payment of any other material debt or obligation related thereto (other than the indebtedness which is the subject of Section 12(a) hereof, or which is being contested in accordance with the terms and provisions of this Agreement or the Deed of Trust), or shall default in the performance of any other material agreement binding upon Borrower or Borrower’s assets or properties which could reasonably be expected to have a material adverse effect on the Project or on Borrower;
(m)    If there is a Change of Control (as defined on Schedule 2 attached hereto and incorporated herein for all purposes), without Lender’s prior written consent;
(n)    If any Insurance Policy shall lapse, expire or terminate for any reason without a replacement policy being in full force and effect in accordance herewith within thirty (30) days of the lapse, expiration or termination of such Insurance Policy;
(o)    If any lien for the performance of work or the supply of materials be filed against the Land or Project and shall not be released, satisfied or bonded at the time of any request for a construction advance hereunder or for a period of thirty (30) days after the date Borrower receives written notice of the filing thereof, unless such lien is being contested in good faith by Borrower and is discharged before a final and non-appealable order is issued by a court of competent jurisdiction authorizing foreclosure of such lien;
(p)    If the Plans and Specifications for the Project are amended or modified in any material respect (other than change orders permitted by this Agreement) without securing the prior approval of Lender, which shall not be unreasonably withheld;
(q)    If the construction of the Improvements or materials, articles or fixtures used in connection therewith shall not be in substantial compliance with the Plans and Specifications, or any amendment or modification thereof, approved by Lender (other than due to change orders permitted by this Agreement);
(r)    If, after commencement, construction of the Improvements is at any time discontinued for a period of (i) thirty (30) consecutive days if due to acts or matters within the Borrower's control, or (ii) ninety (90) consecutive days if due to strikes, riots, acts of God, war, unavailability of labor or materials, governmental laws, regulations or restrictions or other matters outside of Borrower's control;
(s)    The construction of the Improvements is (i) not commenced on or before the earlier to occur of (A) June 1, 2017 or (B) the date required, if any, for commencement of construction of the Improvements under any Qualified Lease or other agreement to which Borrower is a party, or (ii) not completed to the satisfaction of Lender, and Borrower shall not have obtained a "final completion certificate" or equivalent from the City of Austin, Texas, evidencing Completion of the Improvements and approval thereof by the City of Austin, prior to the date that is the earlier to occur of (A) December 31, 2018, or (B) the date that is thirty (30) days prior to the earliest date required for completion of construction of the Improvements under any Qualified Lease or other agreement to which Borrower is a party;
(t)    The failure of Borrower to deposit with Lender any Borrower's Deposit requested by Lender within ten (10) days after's Lender's notice to Borrower and request for such Borrower's Deposit;
(u)    Upon the occurrence of any Event of Default as defined in the Deed of Trust or any of the other Security Documents;
(v)    Borrower shall incur any indebtedness (direct, indirect or contingent), except for the Loan, obligations under the Site Development Agreement, obligations under Leases (as defined in the Deed of Trust), obligations under commission agreements related to the Leases, obligations under construction contracts, professional services agreements, and other services or procurement agreements for the Project, unsecured trade payables incurred in the ordinary course of business, and any unsecured loans from owners or affiliates of Borrower (which shall be fully subordinated to the Loan on terms satisfactory to Lender in Lender’s sole discretion);

(w)    Stratus shall have a NAV (as defined in Schedule 1) of less than $125,000,000.00; or
(x)    Prior to Completion of the Project, Borrower shall declare or make any distributions to the owners of Borrower, or apply any of its property or assets to the purchase, redemption or other retirement of any ownership interests in Borrower or in any way amend its capital structure, or enter into any merger, consolidation or conversion.
(y)    Borrower shall close, or cease use of, the Operating Account.
(z)    Borrower shall enter into any swap agreement, hedge agreement or similar derivative agreement or contact without Lender’s prior written consent.
13.    Remedies. Upon the occurrence, and during the continuance, of an Event of Default, Lender shall have the right (in addition to any rights or remedies available to it under the Note, the Deed of Trust or any of the Security Documents, at law or in equity) to enter into and take possession of the Land and the Project, and to perform any and all work and labor necessary to complete the Improvements and to employ watchmen and security guards to protect the Project; and all sums so expended by the Lender shall be deemed to have been paid to the Borrower and secured by the Deed of Trust. For this purpose, Borrower hereby constitutes and appoints the Lender and any officer of Lender, as Borrower's true and lawful attorney-in-fact with full power of substitution, effective only upon the occurrence, and during the continuance of, an Event of Default, to complete the Project in the name of the Borrower, and hereby empowers said attorney-in-fact or attorneys-in-fact as follows:
(a)    To use any funds of the Borrower, including any funds which may remain unadvanced hereunder and any Borrower's Deposit, for the purpose of completing the Improvements.
(b)    To make such additions and changes and corrections in the Plans and Specifications which shall be necessary or desirable to facilitate the completion of the Improvements.
(c)    To employ such contractors, subcontractors, agents, architects and inspectors as shall be required for said purposes.
(d)    To pay, settle or compromise all existing bills and claims which are or may be liens against the Land, or may be necessary or desirable in order to complete and/or clear title to the Project.
(e)    To execute all the applications and certificates in the name of the Borrower which may be required by any construction contract.
(f)    To do any and every act with respect to the construction of the Improvements which the Borrower may do in Borrower's own behalf.

(g)    To prosecute and defend all actions or proceedings in connection with the Improvements.
It is understood that this power of attorney shall be deemed to be a power coupled with an interest that cannot be revoked until the Loan has been repaid to Lender in full.
14.    Advances to Contractors. At Lender's option upon the occurrence, and during the continuance, of an Event of Default, Lender may make advances directly to contractors, subcontractors and/or suppliers and the execution of this Agreement by the Borrower constitutes an irrevocable direction and authorization to so advance the Loan proceeds. No further direction or authorization from Borrower shall be necessary to warrant such direct advances and all such advances shall satisfy pro tanto the obligations of Lender hereunder and shall be evidenced by the Note and secured by the Deed of Trust as fully if made to Borrower, regardless of the disposition thereof by such contractors, subcontractors or suppliers.
15.    Role of Lender. Lender shall have no liability, obligation, or responsibility whatsoever with respect to the construction of all or any part of the Improvements except to make advances of the proceeds of the Loan pursuant to the covenants, terms and conditions of this Agreement. Lender shall not be obligated to inspect the Project or the construction of the Improvements, or any part thereof, nor shall Lender be liable for the performance or default of Borrower, Borrower's architect, the Inspecting Person, any contractor, subcontractors, or any other party, or for any failure to construct, complete, protect or insure any part of the Improvements, or for the payment of costs of labor, materials or services supplied for the construction of any part of the Improvements, or for the performance of any obligation of Borrower whatsoever. No action, omission or writing, including, without limitation, Lender's advance of Loan proceeds hereunder or Lender's review of the Plans and Specifications, shall be construed as a representation or warranty as to the quality of construction or the accuracy of such Plans and Specifications, express or implied, to any party by Lender.
16.    Indemnification. Borrower agrees to indemnify, defend and hold the Lender and its shareholders, employees, officers, directors, agents and attorneys harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency and expense (including interest, penalties, attorneys' fees and amounts paid in settlement) to which the Lender or its shareholders, employees, officers, directors, agents and attorneys may become subject arising out of or based upon a breach or Event of Default by Borrower hereunder, or arising out of or in connection with the Project or construction of the Improvements.
17.    Expenses. Notwithstanding any provision hereof to the contrary, the Borrower shall pay all out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of counsel for the Lender) in connection with the negotiation, preparation, execution, filing, recording, refiling, re-recording, modification and supplement of the Security Documents and the making, servicing and collection of the Loan.
18.    General Interest and Usury Provisions.

(a)    Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the indebtedness evidenced by the Note and the Related Indebtedness (as hereinafter defined) or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Note, any of the other Security Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Security Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lender's exercise of the option to accelerate the maturity of the Note and/or the Related Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of the Note and/or the Related Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Note and/or the Related Indebtedness (or, if the Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Security Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either credit such excess interest against the Note and/or any Related Indebtedness then owing by Borrower to Lender and/or refund such excess interest to Borrower. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Note and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by the Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated or spread, using the actuarial method, throughout the stated term of the Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to the Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Security Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. The terms and provisions of this paragraph shall control and supersede every other term, covenant or provision contained herein, in any other Security Document or in any other agreement between the Borrower and Lender.
(b)    Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note and/or any other portion of the Related Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by such applicable law now or hereafter in effect.
(c)    Definitions.
(i)    As used herein, the term "Maximum Lawful Rate" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the transaction evidenced by the Note and the other Security Documents.
(ii)    As used herein, the term "Charges" shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Lender in connection with the transactions relating to the Note and the other Security Documents, which are treated as interest under applicable law.
(iii)    As used herein, the term "Related Indebtedness" shall mean any and all indebtedness paid or payable by Borrower to Lender pursuant to the Security Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Security Documents, except such indebtedness which has been paid or is payable by Borrower to Lender under the Note.
19.    Notices. Any notice or demand required hereunder shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to Borrower or Lender, as the case may be, at the address set out hereinbelow, or at such other address as such party may hereafter deliver in accordance herewith. Any other method of delivery or demand shall be effective only when actually received by the recipient thereof. If and when included within the term "Borrower" or "Lender" there are more than one person, all shall jointly arrange among themselves for their joint execution and delivery of a notice to the other specifying some person at some specific address for the receipt of all notices, demands, payments or other documents. All persons included within the terms "Borrower" or "Lender," respectively, shall be bound by notices, demands, payments and documents given in accordance with the provisions of this paragraph to the same extent as if each had received such notice, demand, payment or document.
20.    Governing Law; Venue; Waiver of Jury. THIS AGREEMENT AND EACH OF THE OTHER SECURITY DOCUMENTS SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF TEXAS, LENDER'S PRINCIPAL PLACE OF BUSINESS, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON BORROWER IN ANY LEGAL PROCEEDING RELATING TO ANY OF THE SECURITY DOCUMENTS BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW. VENUE FOR ANY LEGAL PROCEEDINGS SHALL BE IN SMITH COUNTY, TEXAS (WITH THE EXCEPTION OF ACTIONS FOR JUDICIAL OR NON-JUDICIAL FORECLOSURE OF THE PROJECT BY LENDER). LENDER AND BORROWER WAIVE THE RIGHT TO TRIAL BY JURY.
21.    Relief in Bankruptcy. Borrower hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, to the extent permitted by applicable law, in the event Borrower shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) be the subject of any order for relief issued under such Title 11 of the U.S. Code, as amended, (iii) file or be the subject of any petition seeking any reorganization rearrangement, composition, adjustment, liquidation, dissolution, or similar relief under any present or future state act or law relating to bankruptcy, insolvency or other relief for debtors, (iv) have sought or consented to or acquiesced to any appointment of any trustee, receiver, conservator, or liquidator, (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such part for any reorganization, rearrangement, composition, adjustment, liquidation, dissolution, or similar relief under any present or future federal or state act of law relating to bankruptcy, insolvency or relief for debtors, Lender shall thereupon be entitled to relief from the automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided herein, in any of the other Security Documents, and as otherwise provided by applicable state and federal law.
22.    Survival; Parties Bound; Time of Essence. All representations, warranties, covenants and agreements made by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of the Security Documents, shall not be affected by any investigation made by or on behalf of Lender, and shall bind the Borrower and its successors, trustees, receivers and assigns and inure to the benefit of the successors and assigns of the Lender. The term of this

Agreement shall be until the later of the final maturity of the Note and the payment of all amounts due under the Security Documents. Time is of the essence in the performance of this Agreement.
23.    Counterparts. This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.
24.    Severability. If any provision of any of the Security Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.
25.    Loan Participations. Borrower acknowledges and agrees that Lender reserves the right to, and shall be permitted to, sell or offer to sell participation interests in the Loan and the Security Documents to one or more participants. Borrower authorizes Lender to disseminate any information that it has pertaining to the Loan, including without limitation financial statements and credit reports and other information relating to Borrower, or otherwise relating to the Project, to any participant or prospective participant in the Loan.
26.    Captions. The headings and captions appearing in the Security Documents have been included solely for convenience and shall not be considered in construing the Security Documents.
27.    USA Patriot Act Notice. Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or obtains a loan. The Lender will ask for Borrower's legal name, address, tax ID number or social security number and other identifying information. Lender may also ask for additional information or documentation or take other actions reasonably necessary to verify the identity of Borrower or other related persons.
28.    Entire Agreement. THIS WRITTEN LOAN AGREEMENT AND OTHER SECURITY DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. This Agreement can be amended only by a written agreement signed by Borrower and Lender, and no waiver, consent or approval by Lender shall be valid or enforceable against Lender unless made in writing and signed by Lender.
[SIGNATURE PAGES FOLLOW THIS PAGE]

[CONSTRUCTION LOAN AGREEMENT – SIGNATURE PAGE]
LENDER:

SOUTHSIDE BANK

By: _______________________
Pam Cunningham, Executive VP

ADDRESS FOR NOTICE FOR LENDER:

Southside Bank P.O. Box 1079 Tyler, Texas 75710 Attn: Pam Cunningham

[CONSTRUCTION LOAN AGREEMENT – SIGNATURE PAGE]

BORROWER:

LANTANA PLACE, L.L.C., a Texas limited liability company

By:    /s/ Erin D. Pickens
Erin D. Pickens, Senior Vice President

ADDRESS FOR NOTICE FOR BORROWER:

Lantana Place, L.L.C.
212 Lavaca Street, Suite 300
Austin, Texas 78701
Attn: William H. Armstrong, III

With Copy To:

Armbrust & Brown PLLC
100 Congress Avenue, Suite 1300
Austin, Texas 78701
Attn: Kenneth Jones

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